Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

MM Global Securities, Inc.

575 Lexington Ave, Unit 12-111

New York, NY 10022

November 7, 2024

Ladies and Gentlemen:

This letter (this “Agreement”) constitutes the agreement between Fangdd Network Group Ltd., a Cayman Islands exempted company (the “Company”) and MM Global Securities, Inc. (“MM Global”) pursuant to which MM Global shall serve as the placement agent (the “Placement Agent”) (the “Services”), for the Company, on a “best efforts” basis, in connection with the proposed offer and placement (the “Offering”) by the Company of its Securities (as defined in Section 3 of this Agreement). The Company expressly acknowledges and agrees that MM Global’s obligations hereunder are on a “best efforts” basis only and that the execution of this Agreement does not constitute a commitment by MM Global to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of MM Global placing the Securities. The Placement Agent shall have no power or authority to bind the Company or any Purchaser in connection with the Offering. This Agreement and the Purchase Agreement entered into between the Company with the Purchasers (as defined below) in relation to the Offering shall be collectively referred to herein as the “Transaction Documents.”

1.	Appointment of MM Global Securities, Inc. as Exclusive Placement Agent.

On the basis of the representations, warranties, covenants and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Company hereby appoints the Placement Agent as its exclusive placement agent in connection with a distribution of its Securities to be offered and sold by the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”) on Form F-3 (File No. 333-267397), and MM Global agrees to act as the Company’s exclusive Placement Agent. Pursuant to this appointment, the Placement Agent will solicit offers for the purchase of or attempt to place all of the Securities of the Company in the proposed Offering. Until the final closing of the Offering or upon the earlier termination of this Agreement pursuant to Section 5 hereof, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase the Securities other than through the Placement Agent. The Company acknowledges that the Placement Agent will act as an agent of the Company and use its “best efforts” to solicit offers to purchase the Securities from the Company on the terms, and subject to the conditions, set forth in the Prospectus (as defined below). The Placement Agent shall use commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Securities has been solicited by the Placement Agent, but the Placement Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agent be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of the Securities, the Placement Agent shall act solely as an agent of the Company. The Services provided pursuant to this Agreement shall be on an “agency” basis and not on a “principal” basis.

The Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. The Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the Offering and may pay any sub-agent a solicitation fee with respect to any Securities placed by it. The Company and Placement Agent shall negotiate the timing and terms of the Offering and acknowledge that the Offering and the provision of Placement Agent services related to the Offering are subject to market conditions and the receipt of all required related clearances and approvals.

2.	Fees; Expenses; Other Arrangements.

A. Placement Agent’s Fee. As compensation for services rendered, the Company shall pay to the Placement Agent in cash by wire transfer in immediately available funds to an account or accounts designated by the Placement Agent an amount (the “Placement Fee”) equal to eight and a half percent (8.5%) of the aggregate gross proceeds received by the Company from the sale of the Securities (as defined below), at the closing of the Offering (the “Closing” and the date on which the Closing occurs, the “Closing Date”). Alternatively, if the proceeds of the Offering are to be paid to the Company by the Placement Agent on the Closing Date, the Placement Agent may deduct from such proceeds the Placement Fee set forth herein to be paid by the Company to the Placement Agent.

B. Offering Expenses. The Company will be responsible for and will pay all expenses relating to the Offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the Securities with the Commission (as defined below); (b) all FINRA Public Offering filing fees; (c) all fees and expenses relating to the listing of the Company’s Ordinary Shares on the NASDAQ Stock Market; (d) if required, all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as MM Global may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as MM Global may reasonably designate; (f) the costs of all mailing and printing of the Offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to Investors (as defined below); (h) the fees and expenses of the Company’s accountants; and (i) reasonable “road show” expenses, diligence expenses, and legal fees of MM Global’s counsel actually incurred not to exceed in the aggregate $45,000. If the proceeds of the Offering are to be paid to the Company by the Placement Agent on the Closing Date, the Placement Agent may deduct from such proceeds the expenses set forth herein to be paid by the Company to the Placement Agent, provided, however, that in the event that the Offering is terminated prior to the Closing Date, the Company agrees to reimburse the Placement Agent to the extent required by Section 5 hereof.

3.	Description of the Offering.

The securities to be offered directly to various investors (each, an “Investor” or “Purchaser” and, collectively, the “Investors” or the “Purchasers”) in the Offering shall be Class A ordinary shares, par value $0.0005625 per share (“Ordinary Shares” or “Shares”) or pre-funded warrants (in lieu of Shares) to purchase an ordinary share (“Pre-Funded Warrants” and together with the Shares, the “Securities”). The purchase price shall be $0.70 per Share and $0.6994375 per Pre-Funded Warrant (the “Purchase Price”). If the Company shall default in its obligations to deliver Securities to a Purchaser whose offer it has accepted and who has tendered payment, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company under this Agreement.

4.	Delivery and Payment; Closing.

Unless otherwise agreed in writing by the Placement Agent and the Company, settlement of the Securities purchased by an Investor shall be made by 5:00 p.m. on the Closing Date by wire transfer from the Placement Agent in federal (same day) funds, payable to the order of the Company after electronic delivery of the Securities via the DWAC system (or such other method agreed to by the parties) in accordance with the Placement Agent’s instructions as requested in writing prior to the Closing Date. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

The Closing shall occur remotely via electronic exchange of documents or as otherwise agreed upon by the Placement Agent and the Company.

5.	Term and Termination of Agreement.

The term of this Agreement will commence upon the execution of this Agreement and will terminate at the earlier of the Closing of the Offering or 11:59 p.m. (New York Time) on the 30th calendar day after the date hereof. Notwithstanding anything to the contrary contained herein, any provision in this Agreement concerning or relating to confidentiality, indemnification, contribution, advancement, the Company’s representations and warranties and the Company’s obligations to pay fees and reimburse expenses will survive any expiration or termination of this Agreement. If any condition specified in Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that those portions of this Agreement specified in Section 19 shall at all times be effective and shall survive such termination.

6.	Permitted Acts.

Nothing in this Agreement shall be construed to limit the ability of the Placement Agent, its officers, directors, employees, agents, associated persons and any individual or entity “controlling,” “controlled by,” or “under common control” with the Placement Agent (as those terms are defined in Rule 405 under the Securities Act) to conduct its business including without limitation the ability to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

7.	Representations, Warranties and Covenants of the Company.

As of the date and time of the execution of this Agreement and the Closing Date, the Company represents, warrants and covenants to the Placement Agent, other than as disclosed in any of its filings with the Securities and Exchange Commission (the “Commission”), that:

A. Registration Matters.

i.	The Company has filed with the Commission a registration statement on Form F-3 (File No. 333- 267397) including a related prospectus, for the registration of certain securities (the “Shelf Securities”), including the Securities, under the Securities Act and the rules and regulations thereunder (the “Securities Act Regulations”). The registration statement has been declared effective under the Securities Act by the Commission. The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Form F-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Form F-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The term “Preliminary Prospectus” means any preliminary form of the Prospectus, including any preliminary prospectus supplement specifically related to the Securities filed with the Commission by the Company with the consent of the Placement Agent.

ii.	All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus, or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, such Preliminary Prospectus, or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus, or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus, or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

iii.	Any Preliminary Prospectus when filed with the Commission, and the Registration Statement as of its effective date and as of the date hereof, complied, and the Prospectus and any further amendments or supplements to the Registration Statement, any Preliminary Prospectus, or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects, with the requirements of the Securities Act and the Securities Act Regulations; and the documents incorporated by reference in the Registration Statement, any Preliminary Prospectus, or the Prospectus complied, and any further documents so incorporated will comply, when filed with the Commission, in all material respects to the requirements of the Exchange Act and Exchange Act Regulations.

iv.	The issuance by the Company of the Securities has been registered under the Securities Act. The Securities will be issued pursuant to the Registration Statement and each of the Securities will be freely transferable and freely tradable by each of the Investors without restriction, unless otherwise restricted by applicable law or regulation.

B. Stock Exchange Listing. The Ordinary Shares are approved for listing on The NASDAQ Capital Market (the “Exchange”) and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, delisting the Ordinary Shares from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing.

C. No Stop Orders, etc. The Commission has not issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

D. Disclosures in Registration Statement.

i.	Compliance with Securities Act and 10b-5 Representation.

(a) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The Preliminary Prospectus and the Prospectus, at the time each was or will be filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The Preliminary Prospectus delivered to the Placement Agent for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) Neither the Registration Statement, any amendment thereto, or the Preliminary Prospectus, at the Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Placement Agent by the Placement Agent expressly for use in the Registration Statement, the Preliminary Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Placement Agent consists solely of the following disclosure contained in the following paragraphs in the “Plan of Distribution” section of the Prospectus: (i) the name of the Placement Agent, and (ii) the information under the subsection “Fees and Expenses” (the “Placement Agent’s Information”).

(c)  Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), or at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Placement Agent’s Information.

ii.	Changes After Dates in Registration Statement.

(a) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, or assets of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

(b) Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Preliminary Prospectus, and the Prospectus, the Company has not: (i) issued any securities (other than (A) grants under any stock compensation or employee stock purchase plans, (B) Ordinary Shares issued upon exercise or conversion of options, warrants or convertible securities described in the Registration Statement, the Preliminary Prospectus, and the Prospectus, and (C) Ordinary Shares sold pursuant to the Company’s “at-the-market” equity facility) or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

E. Independent Accountants. To the knowledge of the Company, Audit Alliance LLP, during such time as it was engaged by the Company (the “Auditors”), has been an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board.

F. SEC Reports; Financial Statements, etc. The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments that are not expected to be material in the aggregate. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Preliminary Prospectus, and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with GAAP, consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, Preliminary Prospectus, or the Prospectus under the Securities Act or the Securities Act Regulations. Each of the Registration Statement, the Preliminary Prospectus, and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business. The Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock. There has not been any change in the capital stock of the Company (other than (i) grants under any stock compensation plan and (ii) Ordinary Shares issued upon exercise or conversion of option, warrants or convertible securities described in the Registration Statement, the Preliminary Prospectus, and the Prospectus). There has not been any Material Adverse Change in the Company’s long-term or short-term debt (other than as a result of the conversion of convertible securities).

G. Validity and Binding Effect of Agreements. The Transaction Documents have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with its respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

H. No Conflicts, etc. The execution, delivery and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company's Certificate of Incorporation (as the same may be amended or restated from time to time, the “Charter”) or the by-laws of the Company (as the same may be amended or restated from time to time, the “Bylaws”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”) as of the date hereof; except in the case of clause (i) or (iii) as would not result in a Material Adverse Change.

I. Valid Issuance of Securities, etc.

i. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Ordinary Shares and other outstanding securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus. The offers and sales of the outstanding Ordinary Shares were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements.

ii. Securities Sold Pursuant to this Agreement. The Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; to the Company’s knowledge, the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities have been duly and validly taken; the Ordinary Shares underlying the Pre-Funded Warrants has been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued in accordance with the Pre-Funded Warrants, such Ordinary Shares will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and such Ordinary Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Disclosure Package and the Prospectus.

J. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the Company or, to the Company's knowledge, any executive officer or director which, individually or in the aggregate, might result in any Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents or which are otherwise material in the context of the sale of the Securities.

K. Transactions Affecting Disclosure to FINRA.

i. [Reserved].

ii. FINRA Affiliation. There is no (i) officer or director of the Company, (ii) to the Company’s knowledge, beneficial owner of 5% or more of any class of the Company's securities or (iii) to the Company’s knowledge, beneficial owner of the Company's unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement, in each case, that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

iii. Information. To the Company's knowledge, all information provided by the Company's officers and directors in their FINRA Questionnaires to counsel to the Placement Agent specifically for use by counsel to the Placement Agent in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

L. Sarbanes-Oxley Compliance.

i. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations applicable to it, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company's Exchange Act filings and other public disclosure documents.

ii. The Company is, and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company's future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

M. No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Preliminary Prospectus, and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

N. Integration. To the Company’s knowledge, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act.

8.	Conditions of the Obligations of the Placement Agent.

The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 7 hereof, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

A. Regulatory Matters.

i. Effectiveness of Registration Statement; Rule 424 Information. The Registration Statement is effective on the date of this Agreement, and, on the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Date, shall have been made within the applicable time period prescribed for such filing by Rule 424.

ii. FINRA Clearance. If and to the extent required under applicable FINRA rules, on or before the Closing Date of this Agreement, the Placement Agent shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Placement Agent as described in the Registration Statement.

iii. Listing of Additional Shares. On or before the Closing Date of this Agreement, the Company shall have submitted to The Nasdaq Stock Market LLC the Company’s application for the additional listing of the securities sold in the Offering.

B.	Reservation of Ordinary Shares. So long as any Pre-Funded Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the maximum number of Ordinary Shares issuable upon exercise of the Pre-Funded Warrants.

C.	Comfort Letter. At the Closing Date, a cold comfort letter, addressed to the Placement Agent and in form and substance satisfactory in all respects to the Placement Agent from the Company’s Auditor dated as of the date of this Agreement accompanied by a bring-down letter dated as of the Closing Date.

D. No Material Changes. Prior to and on the Closing Date, there shall have been no Material Adverse Change or development involving a prospective Material Adverse Change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Preliminary Prospectus, and the Prospectus.

E. Additional Documents. At the Closing Date, counsel to the Placement Agent shall have been furnished with such documents and opinions as they may reasonably require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

9.	Indemnification and Contribution; Procedures.

A. Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling such Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided in this Agreement) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Preliminary Prospectus, or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 9, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, any national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Placement Agent’s information; and provided that the Company will have no obligation to indemnify and hold harmless hereunder in respect of any Liabilities or Expenses to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted exclusively from such Indemnified Person’s gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are reasonably incurred in connection with such Indemnified Person’s enforcement of his or its rights under this Agreement. Each Indemnified Person is an intended third party beneficiary with the same rights to enforce the indemnification that each Indemnified Person would have if he was a party to this Agreement.

B. Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity, contribution or advancement of expenses may reasonably be expected to be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 9 or otherwise to such Indemnified Person, except to the extent (and only to the extent) that its ability to assume the defense is actually impaired by such failure or delay. The Company may, if requested by the Placement Agent, assume the defense of any such action (including the employment of counsel and reasonably satisfactory to the Placement Agent). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Person, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefor).

C. Indemnification of the Company. The Placement Agent agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all Liabilities, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon, and in strict conformity with, the Placement Agent’s Information; and the Placement Agent shall reimburse each indemnified party hereunder for all Expenses and agrees to advance payment of such Expenses as they are incurred by an such indemnified party in investigating, preparing, pursuing or defending any actions, whether or not any such indemnified party is a party thereto, arising out of the foregoing. In case any action shall be brought against the Company or any other person so indemnified based on the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Placement Agent by the provisions of Section 9.B. The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Securities or in connection with the Registration Statement, the Preliminary Prospectus, or the Prospectus, provided, that failure by the Company so to notify the Placement Agent shall not relieve the Placement Agent from any obligation or liability which the Placement Agent may have on account of this Section 9.C. or otherwise to the Company, except to the extent the Placement Agent is materially prejudiced as a proximate result of such failure.

D. Contribution. In the event that a court of competent jurisdiction makes a finding that indemnity is unavailable to any indemnified party under this Section 9, then each indemnifying party shall contribute to the Liabilities and Expenses paid or payable by such indemnified person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions actually received by the Placement Agent pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this subsection (D) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (D). For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Offering, whether or not such Offering is consummated, bears to (b) the commissions and other compensation paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

E. Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

F. Survival. The advancement, reimbursement, indemnity and contribution obligations set forth in this Section 9 shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement. Each Indemnified Person is an intended third-party beneficiary of this Section 9, and has the right to enforce the provisions of Section 9 as if he/she/it was a party to this Agreement.

10.	Limitation of Engagement to the Company.

The Company acknowledges that the Placement Agent has been retained only by the Company, that the Placement Agent is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of the Placement Agent is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against the Placement Agent or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents. Unless otherwise expressly agreed in writing by the Placement Agent, no one other than the Company is authorized to rely upon any statement or conduct of the Placement Agent in connection with this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by the Placement Agent to the Company in connection with the Placement Agent’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. The Placement Agent shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by the Placement Agent.

11.	Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

12.	Confidentiality.

In the event of the consummation or public announcement of any Offering, the Placement Agent shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals. the Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

13.	Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

14.	Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

15.	Severability.

In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

16.	Use of Information.

The Company will furnish the Placement Agent such written information as the Placement Agent reasonably requests in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, the Placement Agent will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that the Placement Agent does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by the Placement Agent in connection with the provision of its services.

17.	Absence of Fiduciary Relationship.

The Company acknowledges and agrees that: (a) the Placement Agent has been retained solely to act as Placement Agent in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is advising the Company on other matters; (b) the purchase price and other terms of the Securities set forth in this Agreement will be established by the Company following discussions and arms-length negotiations with the Placement Agent and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Placement Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Placement Agent, and not on behalf of the Company and that the Placement Agents may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the Offering.

18.	Survival Of Indemnities, Representations, Warranties, Etc.

The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and Placement Agent, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, the Purchasers or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 5, the payment, reimbursement, indemnity, contribution and advancement agreements contained in Sections 2, 9 and 10, respectively, and the Company’s covenants, representations, and warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times. The indemnity and contribution provisions contained in Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent, any person who controls any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of any Placement Agent, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Securities.

19.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York.

20.	Notices.

All communications hereunder shall be in writing and shall be mailed or hand delivered and confirmed to the parties hereto as follows:

If to the Company:

Fangdd Network Group Ltd.

Xi Zeng

Room 1501, Shangmei Technology Building

No. 15 Dachong Road

Nanshan District, Shenzhen, 518072

People’s Republic of China

Attention: Chief Executive Officer

If to the Placement Agent:

MM Global Securities, Inc.

575 Lexington Ave, Unit 12-111

New York, NY 10022

Attention: Chief Executive Officer

Any party hereto may change the address for receipt of communications by giving written notice to the others.

21.	Miscellaneous.

This Agreement shall not be modified or amended except in writing signed by the Placement Agent and the Company. This Agreement constitutes the entire agreement of the Placement Agent and the Company, and supersedes any prior agreements, with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

22.	Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 hereof, and to their respective successors, and personal representative, and, except as set forth in Section 9 of this Agreement, no other person will have any right or obligation hereunder.

23.	Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[SIGNATURE PAGE TO FOLLOW]

In acknowledgment that the foregoing correctly sets forth the understanding reached by the Placement Agent and the Company, and intending to be legally bound, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date executed.

Very truly yours,

FANGDD NETWORK GROUP LTD.

By:
Name:
Title:

Confirmed as of the date first written above:

MM GLOBAL SECURITIES, INC.

By:
Name:
Title: